Nelnet Files Application for Industrial Bank Charter with the FDIC and the Utah Department of Financial Institutions LINCOLN, Neb., June 28, 2018 – Nelnet (NYSE: NNI) today announced it has filed an application with the Federal Deposit Insurance Corporation (FDIC) and the Utah Department of Financial Institutions (UDFI) to establish Nelnet Bank, a Utah-chartered industrial bank. If the charter is granted, Nelnet Bank would operate as an internet bank franchise with a home office in Salt Lake City. Nelnet Bank would be a separate subsidiary of Nelnet, and the industrial bank charter would allow the company to maintain its other diversified business offerings. Nelnet has a long history helping families plan and pay for their education, including more than 30 years of making private student loans. If the charter is granted, the company’s bank subsidiary would offer a financially secure, experienced, and FDIC-insured lender to the private student loan marketplace. With diversified sources of funding that include deposits and securitizations, Nelnet Bank would act as a reliable source of funding for creditworthy, education-seeking consumers throughout all credit markets. “There is a growing need for experienced, financially strong lenders that can help students and families make informed education financing decisions throughout their lives,” said Nelnet President Tim Tewes. “When in-school borrowers exhaust their federal student loan options, they need alternative sources of funding with affordable interest rates. Nelnet’s decades of experience as a lender and focus on superior customer service make us an ideal candidate to satisfy this need and bring new solutions to borrowers funding their education.” Nelnet has hired Andrea Moss to lead the application process, and then Nelnet Bank if the charter is granted. Moss previously served as president of Comenity Capital Bank and has more than 26 years of experience in the financial services industry, with expertise in executive leadership, strategy, risk mitigation, and operations. “Nelnet is proud to bring Andrea on board to contribute her expertise as we navigate the application process. If the charter is approved, we are confident her skills and experience as an industry leader will help drive the success of Nelnet Bank,” Tewes said. Nelnet expects the charter application process to take an extended period of time, and looks forward to working with the FDIC and the UDFI. Forward-Looking and Cautionary Statements This press release contains forward-looking statements. The words “expect,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. Such risks include, but are not limited to: the risk that the announced industrial bank charter application may not result in the grant of a charter within the expected timeframe or at all; the uncertain nature of the expected benefits from obtaining an industrial bank charter; and risks of changes in the securitization markets for private student loans. All forward-looking statements in this release are as of the date of this release. Although the company may voluntarily update or revise its forward-looking statements from time to time to reflect actual results or changes in the company’s expectations, the company disclaims any commitment to do so except as required by securities laws.

About Nelnet Nelnet (NYSE: NNI) is a diversified and innovative company focused on offering educational services, technology solutions, telecommunications, and asset management. Nelnet helps students and families plan and pay for their education and makes the administrative processes for schools more efficient with student loan servicing, tuition payment processing, and school administration software. Through its subsidiary, ALLO Communications, Nelnet offers fiber optic services directly to homes and businesses for ultra-fast internet and superior telephone and television services. The company also makes investments in real estate developments and new ventures. For more information, visit Nelnet.com. Media Contact: Ben Kiser, 402.458.3024; OR Investor Contact: Phil Morgan, 402.458.3038